As filed with the Securities and Exchange Commission on August 4, 2025
Registration No. 333-154879
Registration No. 333-161529
Registration No. 333-176266

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.2 ON FORM S-8 TO REGISTRATION STATEMENT
ON FORM S-4 No. 333-154879
POST-EFFECTIVE AMENDMENT NO.1 TO FORM S-8 REGISTRATION STATEMENT No. 333-161529
POST-EFFECTIVE AMENDMENT NO.1 TO FORM S-8 REGISTRATION STATEMENT No. 333-176266
UNDER
THE SECURITIES ACT OF 1933

WELLS FARGO & COMPANY
(Exact name of registrant as specified in charter)

Delaware	41-0449260
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

420 Montgomery Street San Francisco, California (800) 292-9932	94104
(Address of principal executive offices)	(Zip code)

Amended and Restated Wachovia Corporation 2003 Stock Incentive Plan
A.G. Edwards, Inc. 1988 Incentive Stock Plan
Wachovia Corporation 1998 Stock Incentive Plan
Wachovia Corporation Stock Plan
Wachovia Corporation 2001 Stock Incentive Plan
Wachovia Employee Stock Retention Plan
Golden West Financial Corporation Amended and Restated 1996 Stock Option Plan
Westcorp 2001 Stock Option Plan
Republic Security Financial Corporation 1997 Performance Incentive Plan
SouthTrust Corporation Long-Term Incentive Plan
SouthTrust Corporation 2004 Long-Term Incentive Plan
EVEREN Capital Corporation 1996 Restricted Stock Incentive Plan
EVEREN Capital Corporation 1995 Non-Employee Directors Plan
Wachovia Savings Plan
A.G. Edwards, Inc. Retirement and Profit Sharing Plan
Wachovia Securities Financial Holdings, LLC Voluntary Deferral and Performance Award Contribution Plan
Wachovia Securities Financial Holdings, LLC Performance Award Contribution Plan
Wells Fargo & Company Special Deferral Plan for Select Employees
Wells Fargo & Company Special Award Plan
(Full title of the plan)

Ellen R. Patterson
Senior Executive Vice President and General Counsel
Wells Fargo & Company
30 Hudson Yards, Floor 61
New York, NY  10001
(415) 979-0775
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Janet McGinness
Assistant General Counsel and Managing Director
Wells Fargo & Company
30 Hudson Yards, Floor 61
New York, NY 10001
(415) 979-0775

Indicate by check mark whether the Wells Fargo is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer

Non-accelerated filer	Smaller reporting company
Emerging growth company
If an emerging growth company, indicate by check mark if the Wells Fargo has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE
Wells Fargo & Company (“Wells Fargo”), is filing with the Securities and Exchange Commission (the “Commission”) this Post-
Effective Amendment to deregister any and all shares of Wells Fargo’s common stock, par value $1-2/3 per share (“Common Stock”) and deferred compensation obligations of Wells Fargo (“Deferred Compensation Obligations”) previously registered but unsold or otherwise unissued under the following registration statements as of the date hereof (collectively, the “Registration Statements”):
•Registration Statement on Form S-4 No. 333-154879, filed with the SEC on October 31, 2008, as amended by Post-Effective
Amendment No. 1 on Form S-8 filed with the SEC on January 2, 2009, registering 499,999,000 shares of Common Stock issuable under (i) the Amended and Restated Wachovia Corporation 2003 Stock Incentive Plan, (ii) the A.G. Edwards, Inc. 1988 Incentive
Stock Plan, (iii) the Wachovia Corporation 1998 Stock Incentive Plan, (iv) the Wachovia Corporation Stock Plan, (v) the Wachovia
Corporation 2001 Stock Incentive Plan, (vi) the Wachovia Employee Stock Retention Plan, (vii) the Golden West Financial
Corporation Amended and Restated 1996 Stock Option Plan, (viii) the Westcorp 2001 Stock Option Plan, (ix) the Republic Security
Financial Corporation 1997 Performance Incentive Plan, (x) the SouthTrust Corporation Long-Term Incentive Plan, (xi) the
SouthTrust Corporation 2004 Long-Term Incentive Plan, (xii) the EVEREN Capital Corporation 1996 Restricted Stock Incentive
Plan, (xiii) the EVEREN Capital Corporation 1995 Non-Employee Directors Plan. (xiv) the Wachovia Savings Plan, and (xv) the
A.G. Edwards, Inc. Retirement and Profit Sharing Plan and an indeterminate amount of interests that may be offered or sold pursuant to the Wachovia Savings Plan and the A.G. Edwards, Inc. Retirement and Profit Sharing Plan.
•Registration Statement on Form S-8 No. 333-161529, filed with the SEC on August 25, 2009, registering $300,000,000 of Deferred
Compensation Obligations issuable under (i) the Wachovia Securities Financial Holdings, LLC Voluntary Deferral and Performance
Award Contribution Plan and (ii) Wachovia Securities Financial Holdings, LLC Performance Award Contribution Plan.
•Registration Statement on Form S-8 No. 333-176266, filed with the SEC on August 12, 2011, registering $30,000,000 of Deferred
Compensation Obligations issuable under (i) the Wells Fargo & Company Special Deferral Plan for Select Employees and (ii) the
Wells Fargo & Company Special Award Plan.
For the avoidance of doubt, Wells Fargo is not registering any additional shares of Common Stock, plan interests or Deferred
Compensation Obligations pursuant to the Plans described above (collectively, the “Prior Plans”). This Post-Effective Amendment to the
Registration Statements described above are being filed to deregister all shares of Common Stock and Deferred Compensation Obligations that were registered under the Registration Statements and remain unissued under the Prior Plans.
Item 8. Exhibits.
The following is a complete list of exhibits filed as part of this Post-Effective Amendment:
Exhibit No.Description
24*Powers of Attorney.
*Filed herewith
SIGNATURE
Pursuant to the requirements of the Securities Act of 1933, Wells Fargo certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 4, 2025.

WELLS FARGO & COMPANY

By:	/s/ CHARLES W. SCHARF
Charles W. Scharf
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statements has been signed on August 4, 2025 by the following persons in the capacities with Wells Fargo indicated:

/s/ CHARLES W. SCHARF	President, Chief Executive Officer and Director
Charles W. Scharf	(Principal Executive Officer)

/s/ MICHAEL P. SANTOMASSIMO	Senior Executive Vice President and Chief Financial Officer
Michael P. Santomassimo	(Principal Financial Officer)

/s/ MUNEERA S. CARR	Executive Vice President, Chief Accounting Officer and Controller
Muneera S. Carr	(Principal Accounting Officer)

STEVEN D. BLACK MARK A. CHANCY CELESTE A. CLARK THEODORE F. CRAVER, JR. RICHARD K. DAVIS FABIAN T. GARCIA WAYNE M. HEWETT	CECELIA G.MORKEN MARIA R. MORRIS FELICIA F. NORWOOD RONALD L. SARGENT SUZANNE M. VAUTRINOT	}	Board of Directors*
_____________
*Charles W. Scharf, by signing his name hereto, does hereby sign this document on behalf of each of the directors named above pursuant to powers of attorney duly executed by such persons.

/s/ CHARLES W. SCHARF
Charles W. Scharf
Attorney-in-Fact